Amendment No. 1 to Management Agreement

THIS AMENDMENT is made as of August 1, 2008, by and between Trinad Management, LLC (“Trinad”) and Asianada, Inc. (the “Company”).

WHEREAS, the Company entered into that certain Management Agreement with Trinad, dated July 11, 2007 (the “Agreement”); and

WHEREAS, each of the Company and Trinad desire to amend the Agreement to provide that, at the option of Trinad, the payment of the termination fee set forth in Section 7(b) of the Agreement may be satisfied by the delivery of shares of the Company’s common stock, par value $0.001 per share, or other securities that may be issued in the event the Company consummates a financing in connection with a change of control or similar transaction of the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Amendment.Section 7(b) of the Agreement is hereby deleted in its entirety and replaced with the following: “The Company may terminate this Agreement effective immediately by (i) giving written notice of termination to Manager, and (ii) concurrently therewith, making payment of a termination fee of $1,000,000 to Manager, which such payment of the termination fee set forth above may be satisfied, at the option of Manager, by the delivery of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) or other securities that may be issued by the Company in the event the Company consummates a financing in connection with a change of control or similar transaction involving the Company, calculated based on the value of the shares of Common Stock or other securities sold or issued by the Company in such financing transaction.”

2.
This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or understandings between the parties relating to the subject matter hereof. The statements and agreements in this Amendment shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Acknowledged and agreed to:

ASIANADA, INC.

By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer

TRINAD MANAGEMENT, LLC

By:	/s/ Rob Ellin
Name: Rob Ellin
Title: Director